SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES

EXCHANGE ACT OF 1934

CAPITAL LODGING

(Exact Name of Registrant as Specified in its Charter)

Maryland	30-0248026
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2927 Maple Avenue, Suite 503 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-114602 (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares of Beneficial Interest, par value $0.001 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description	of Registrant’s Securities to be Registered

The description of the securities to be registered hereby is set forth under the caption “Description of Common Shares” in (i) the prospectus (subject to completion) included in Part I of the Registration Statement (File No. 333-114602) on Form S-11, as amended, of the Registrant originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on April 19, 2004 and (ii) the related final form of the prospectus to be filed with the Commission pursuant to Rule 424(b) of the Securities Act, and is incorporated herein by reference.

The Registrant has applied to have the Common Shares to be registered hereby approved for listing on the New York Stock Exchange, Inc. under the symbol TCL.

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Item 2. Exhibits

Not applicable.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 1, 2004	CAPITAL LODGING

	By:	/s/ EDWARD J. ROHLING
Name: Edward J. Rohling
Title: President and CEO

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